United States
Securities and Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 5, 2007

Arena Resources, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-46164	73-1596109
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4920 South Lewis Street, Suite 107, Tulsa, Oklahoma 74105
(Address of principal executive offices)

Registrant's telephone number, including area code  (918) 747-6060

          Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers.

        On January 5, 2007, Mr. Chris V. Kemendo, Jr., a member of the Board of Directors of Arena Resources, Inc. (the “Company”), passed away after a brief illness. As an “independent director” of the Company, Mr. Kemendo had served as a member of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

        Pursuant to the authority granted to the Board of Directors by the Company’s Bylaws, effective January 9, 2007, the remaining directors unanimously appointed Mr. Anthony B. Petrelli to fill the vacancy in the Board of Directors created by Mr. Kemendo’s death. Mr. Petrelli is currently Senior Vice President of Neidiger Tucker Bruner, Inc., which firm served as one of the lead underwriters in the Company’s secondary registration of its common stock in August of 2004.

        The Board of Directors has determined that Mr. Petrelli qualifies as an independent director (as provided in Section 303A.02 of the New York Stock Exchange Corporate Governance Standards) and, therefore, Mr. Petrelli will fill the positions previously held by Mr. Kemendo on the Company’s Compensation Committee and Nominating and Corporate Governance Committee. Further, the Board of Directors has determined that Mr. Petrelli qualifies under Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and Section 303.A.07 of the New York Stock Corporate Governance Standards, and will, therefore, also fill the position formerly held by Mr. Kemendo on the Company’s Audit Committee.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARENA RESOURCES, INC.

Date: January 10, 2007	By:	/s/ William R. Broaddrick
William R. Broaddrick
Vice President